Exhibit 99.1
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                                                   SCHEDULE E

                                       Hyperion Telecommunications, Inc.

                                Form of Financial Information and Operating Data
                        of the Subsidiaries and the Joint Ventures Presented by Cluster


Data presented for the quarter ended:           3/31/98

                 Unaudited                                                                 ***
                                              North East   Mid-Atlantic    Mid-South       Other         Total
                                                                                         Networks
FINANCIAL DATA (dollars in thousands):
Total Revenue                                  $  2,501.1   $   2,896.6    $  1,054.9    $  2,594.9   $   9,047.5
Total Capital Expenditures                     $  7,838.4   $  21,302.0    $ 11,296.2    $ 14,394.6   $  54,831.2
Total EBITDA                                   $    (46.5)  $  (1,316.2)   $ (1,800.8)   $    732.8   $  (2,510.7)

 Gross Property, Plant & Equipment             $ 88,509.8   $ 186,823.4    $ 84,323.5    $ 82,500.3   $ 441,707.0

Proportional Revenue *                         $  2,425.2   $   1,832.4    $  1,019.6    $    744.2   $   6,021.4
Proportional Capital Expenditures *            $  7,838.4   $  15,669.6    $  8,574.5    $ 14,007.0   $  46,089.5
Proportional EBITDA *                          $     83.9   $    (803.6)   $ (1,537.3)   $    352.0   $  (1,905.0)


Proportional Gross PP&E *                      $ 88,059.8   $ 135,146.2    $ 69,198.3    $ 44,069.2   $ 336,473.5

STATISTICAL DATA

Increase for the quarter ended March 31, 1998:
Networks in Operation                                   -             -             -             -             -
Route Miles                                           245           584           208             -         1,037
Fiber Miles                                        11,765        28,014         9,948             -        49,727
Buildings connected                                    22            37            73             1           133
LEC-COs collocated **                                   2             2             -             1             5
Voice Grade Equivalent Circuits                    21,144        67,272        56,496        59,448       204,360

As of December 31, 1997:
Networks in Operation                                   3             7             6             2            18
Route Miles                                         1,285         1,330           934           777         4,326
Fiber Miles                                        53,947        63,858        44,844        37,296       199,945
Buildings connected                                   334           576           516           350         1,776
LEC-COs collocated **                                  12            59            21            16           108
Voice Grade Equivalent Circuits                   155,904       367,560        80,016       187,800       791,280

As of March 31, 1998:
Networks in Operation                                   3             7             6             2            18
Route Miles                                         1,530         1,914         1,142           777         5,363
Fiber Miles                                        65,712        91,872        54,792        37,296       249,672
Buildings connected                                   356           613           589           351         1,909
LEC-COs collocated **                                  14            61            21            17           113
Voice Grade Equivalent Circuits                   177,048       434,832       136,512       247,248       995,640
Access Lines Sold                                   8,204        18,642        10,261         4,175        41,282
Access Lines Installed                              4,815         7,708         7,231         3,487        23,241
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*   Represents portion attributable to the Company.
**  Local Exchange Carrier's central office
*** Other Network amounts includes Network Control Centers and Corporate Capital Expenditures and Gross Property,
     Plant and Equipment
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